Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “GS Fund – Financial Highlights” and “Representations and Warranties” and to the use of our report on Goldman Sachs Capital Growth Fund (one of the funds comprising Goldman Sachs Variable Insurance Trust) dated February 5, 2003, which is incorporated by reference in this Registration Statement on Form N-14 of Goldman Sachs Variable Insurance Trust.

/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP

New York, New York
October 1, 2003